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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): January 30, 1997.



                           DIAMETRICS MEDICAL, INC.
            (Exact name of registrant as specified in its charter)

          Minnesota                       0-21982                  41-1663185
(State or other jurisdiction of         (Commission             (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)

         2658 Patton Road, Roseville, MN                        55113
     (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (612) 639-8035

                                Not Applicable
        (Former name or former address, if changed since last report.)

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ITEM 5.   OTHER EVENTS

               On January 30, 1997, Diametrics Medical, Inc. (the "Company") completed the sale in a private placement (the "Private Placement") of 750,000 shares of Series I Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a price of $16.00 per share. Each share of Preferred Stock shall be convertible into four shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), upon shareholder approval of an increase in the number of authorized shares of Common Stock. Each purchaser of Preferred Stock also received a detachable warrant to purchase one share of Common Stock for each share of Preferred Stock purchased, with an exercise price (subject to adjustment) equal to $5.0625 per share. The foregoing information is a summary only and is qualified in its entirety by the information contained in the documents filed as exhibits to this Form 8-K.

               The proceeds from the Private Placement of $12,000,000 will be used by the Company for general corporate purposes.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (C)  EXHIBITS

          4.1 Stock Purchase Agreement, dated as of January 30, 1997 (the "Purchase Agreement"), between Diametrics Medical, Inc. (the "Company") and the Purchasers named therein (the "Purchasers")

          4.2 Registration Rights Agreement, dated as of January 30, 1997, by and between the Company and the Purchasers.

          4.3 Certificate of Designation of Series I Junior Participating Preferred Stock of Diametrics Medical, Inc., as amended.

          4.4  Specimen Certificate, Series I Junior Participating Preferred
               Stock

          4.5  Form of Stock Purchase Warrant

                                      -2-
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SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                DIAMETRICS MEDICAL, INC.
Date: March 21, 1997

                                By  /s/  Laurence L. Betterley
                                  ------------------------------------
                                  Laurence L. Betterley
                                     Chief Financial Officer

                                      -3-
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                                 EXHIBIT INDEX
                                 -------------


EXHIBIT        DESCRIPTION OF EXHIBIT
-------        ----------------------

  4.1 Stock Purchase Agreement, dated as of January 30, 1997 (the "Purchase Agreement"), between Diametrics Medical, Inc. (the "Company") and the Purchasers named therein (the "Purchasers")

  4.2 Registration Rights Agreement, dated as of January 30, 1997, by and between the Company and the Purchasers.

  4.3 Certificate of Designation of Series I Junior Participating Preferred Stock of Diametrics Medical, Inc., as amended.

  4.4          Specimen Certificate, Series I Junior Participating Preferred
               Stock

  4.5          Form of Stock Purchase Warrant